Exhibit 99.1

11000 Equity Drive, #300 Houston, TX 77041-8240 NYSE: SPN (281) 999-0047

FOR FURTHER INFORMATION CONTACT:

David Dunlap, President and CEO, (281) 999-0047;

Robert Taylor, CFO or Greg Rosenstein, EVP, (504) 587-7374

SUPERIOR ENERGY SERVICES, INC. ISSUES NOTICE OF

REDEMPTION FOR REMAINING $150 MILLION OF ITS

6 7/8% SENIOR NOTES

HOUSTON, May 14, 2013 – Superior Energy Services, Inc. (NYSE: SPN) today announced that SESI, L.L.C. (“SESI”), a wholly owned subsidiary of the Company, has issued a notice (the “Redemption Notice”) to holders of its outstanding 6 7/8% Senior Notes due 2014 (the “Notes”) of SESI’s intent to redeem the remaining $150 million of the outstanding Notes on May 24, 2013. The Company anticipates funding the redemption with a combination of cash on hand and drawings on its revolving line of credit.

Superior Energy Services, Inc. serves the drilling, completion and production-related needs of oil and gas companies worldwide through its brand name drilling products and its integrated completion and well intervention services and tools, supported by an engineering staff who plan and design solutions for customers.